UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2450 Broadway, 6th Floor
Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) The Company’s board of directors, acting by unanimous written consent dated as of September 21, 2009, appointed Messrs. John A. Somers and John L. Steffens to serve as independent directors, effective as of the consummation of the Company’s initial public offering, which occurred on September 29, 2009.

Mr. Somers serves as the chairperson of the compensation committee of the board and as a member of the audit and nominating and corporate governance committees of the board. Mr. Steffens serves as the chairperson of the nominating and corporate governance committee of the board and as a member of the audit and compensation committees of the board. Mr. George G. C. Parker, the Company’s other independent director who was previously appointed to the board, serves as the chairperson of the audit committee of the board and as a member of the compensation and nominating and corporate governance committees of the board.

There is no arrangement or understanding between any of Messrs. Somers, Steffens or Parker and any other persons pursuant to which he was selected as a member of the Company’s board of directors. In addition, there is no relationship between the Company and any of Messrs. Somers, Steffens or Parker that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Messrs. Somers, Steffens and Parker, as the Company’s three non-executive directors, each will receive an annual base fee for his services of $25,000, payable in quarterly installments in conjunction with quarterly meetings of the board of directors and an annual award of 1,000 restricted shares of the Company’s common stock, which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Company’s board of directors. In addition, Messrs. Somers, Steffens and Parker each will receive an annual cash retainer of $10,000, $5,000 and $5,000 for their service on the audit, compensation and nominating and corporate governance committees, respectively, and an additional annual cash retainer of $5,000 for serving as chairperson of the compensation (Mr. Somers) and nominating and corporate governance (Mr. Steffens) committees of the board, and an additional annual cash retainer of $10,000 for serving as chairperson of the audit committee of the board (Mr. Parker).

In addition, concurrently with the closing of the Company’s initial public offering, the Company granted 2,000 shares of restricted common stock to Messrs. Somers, Steffens and Parker pursuant to the Company’s 2009 Non-Executive Director Stock Plan, a description of which is set forth in the section entitled “Our Management” in the prospectus included in the Registration Statement. A copy of the Non-Executive Director Stock Plan was filed with the Company’s registration statement on Form S-8, filed with the Securities and Exchange Commission on September 29, 2009.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) The following exhibits are filed as part of this report:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009	COLONY FINANCIAL, INC.

	By:	/s/ DARREN J. TANGEN
Darren J. Tangen Chief Financial Officer and Treasurer

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